SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PRINCETON NATIONAL BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[LOGO OF PRINCETON NATIONAL BANCORP, INC.]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 9, 2002

Dear Shareholder:

The Annual Meeting of Shareholders of Princeton National Bancorp, Inc., a Delaware corporation, will be held at The Galleria, 1659 North Main Street, Princeton, Illinois, on Tuesday, April 9, 2002 at 10:00 a.m., for the following purposes:

(1)	To elect four directors for a term of three years; and

(2)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 22, 2002 will be entitled to notice of and to vote at the meeting.

The Company’s Annual Report to Shareholders for the year ended December 31, 2001 is enclosed.

IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES.

/s/ Lou Ann Birkey

Lo	u Ann Birkey
Vic	e President – Investor Relations
an	d Corporate Secretary

March 7, 2002

[LOGO OF PRINCETON NATIONAL BANCORP, INC.]

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Princeton National Bancorp, Inc. (the “Company”) (Nasdaq: PNBC), from holders of the Company’s outstanding shares of common stock, par value $5.00 per share (the “Common Stock”), for use at the 2002 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 9, 2002 at The Galleria, 1659 North Main Street, Princeton, Illinois, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting and in this Proxy Statement. The Company will bear the costs of soliciting proxies from its shareholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone or in person. This Proxy Statement and form of proxy are first being mailed to the Company’s shareholders on or about March 7, 2002.

Voting at the Annual Meeting

The close of business on February 22, 2002 has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, 3,304,454 shares of Common Stock were outstanding and are entitled to vote at the Annual Meeting.

Each proxy that is properly voted, signed and received prior to the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instructions are indicated, proxies will be voted “for” the election of all nominees named in the proxy and in the discretion of the persons named in the proxy on such other matters as may properly come before the Annual Meeting. Any shareholder has the right to revoke a proxy at any time prior to its exercise at the Annual Meeting. A proxy may be revoked by properly executing and submitting to the Company a later–dated proxy or by mailing written notice of revocation to Princeton National Bancorp, Inc., 606 South Main Street, Princeton, Illinois 61356, Attention: Lou Ann Birkey, Vice President – Investor Relations and Corporate Secretary. A shareholder may also revoke a proxy by appearing at the Annual Meeting and voting in person. Proxies are valid only for the meeting specified therein, or any adjournment of such meeting.

A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the judges of election appointed for the meeting. The judges will determine whether a quorum is present and will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Under certain circumstances, a broker or other nominee may have discretionary authority to vote shares of Common Stock, if instructions have not been received from the beneficial owner or other person entitled to vote. If a broker or other nominee indicates on the proxy that it does not have instructions or discretionary authority to vote certain shares of Common Stock on a particular matter, those shares will not be considered as present for purposes of determining whether a quorum is present or whether a matter has been approved.

The four nominees for director who receive the greatest number of votes cast in person or by proxy at the Annual Meeting shall be elected directors of the Company.

Shares of Common Stock of the Company will be voted as specified. If no specification is made, shares will be voted FOR the nominees for director named below and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matters which may properly come before the meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Board of Directors is currently composed of fourteen directors who are divided into three classes. One class is elected each year for a three–year term. At the Annual Meeting, Messrs. Browning, Grubb, Pietsch, and Wesner will be nominated to serve in Class I until the Annual Meeting of Shareholders to be held in 2005 and until their successors have been duly elected and qualified.

All of the nominees are currently serving as directors of the Company. Each of the nominees has agreed to serve as a director, if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event of the refusal or inability of any nominee for director of the Company to serve as a director, the persons named in the accompanying form of proxy shall vote such proxies for such other person or persons as may be nominated as directors by the Board of Directors of the Company, unless the number of directors shall have been reduced by the Board.

The principal occupation of each person nominated for election as a director, and each director continuing in office, his age, the year in which he first became a director and the number of shares of Common Stock that such person beneficially owned as of February 22, 2002 are listed below. Except as set forth below, the nature of each director’s beneficial ownership is sole voting and investment power. All of the nominees and directors continuing in office, other than Ms. Sharon L. Covert and Messrs. John R. Ernat, Ervin I. Pietsch, and Mark Janko, also served on the Board of Directors of the Company’s wholly-owned subsidiary, Citizens First National Bank (“Citizens Bank”) during 2001.

The Board of Directors unanimously recommends that shareholders vote “FOR” the election of the four nominees listed below.

	Principal Occupation During Past 5 Years	Age	Director Since	Amount of Shares of Common Stock Beneficially Owned and Nature of Beneficial Ownership	Percent of Common Stock

Class I Nominees for Three-Year Terms

Don S. Browning	President of Browning Ford Lincoln Mercury and President of Browning Chrysler Dodge Jeep Sales	61	1983	14,453[1]	*

Donald E. Grubb	Farming	61	1991	13,211[2]	*

Ervin I. Pietsch	Vice President, Corporate Quality & Engineering, Ideal Industries, Inc.	61	1994	8,620[3]	*

Craig O. Wesner	Manager of Ag View FS, Inc. a farm supply cooperative	61	1997	10,103[4]	*

Class II Directors – Terms Expire in 2003

Gary C. Bruce	Owner Bruce Jewelers	49	2001	1,000	*

John R. Ernat	Farming	53	1994	9,691[5]	*

Thomas M. Longman	President of DBP, Inc., a supplier of business forms and office products	51	1991	13,610[6]	*

James B. Miller	Executive Vice President of the Company	46	2000	21,722[7]	*

Tony J. Sorcic	President & Chief Executive Officer of the Company	48	1986	40,258[8]	*

Class III Directors — Terms Expires in 2004

Sharon L. Covert	Farming	59	2001	1,901[9]	*

Dr. Harold Hutchinson, Jr.	Retired Dentist	69	1989	19,17010	*

Mark Janko	Owner Janko Realty & Development	46	2002	1,000	*

Thomas R. Lasier	Retired in 1993 as President & General Manager of LCN Closers, a division of Ingersoll-Rand that manufactures hardware	66	1983	29,101[11]	*

Stephen W. Samet	President & General Manager of WZOE, Inc., a commercial radio broadcasting company	57	1986	10,802[12]	*

* Less than 1%

All directors and executive officers (14 persons) of the Company, as a group, beneficially own 194,642 shares of Common Stock, or 5.89% of the outstanding Common Stock.

[1]	Includes 1,101 exercisable stock options.
[2]	Includes 1,237 shares held by his wife; and 1,101 exercisable stock options.
[3]	Includes 1,101 exercisable stock options.
[4]	Includes 1,101 exercisable stock options.
[5]	Includes 300 shares held by his wife; and 1,101 exercisable stock options.
[6]	Includes 1,572 shares held by his wife; and 1,101 exercisable stock options.
[7]	Includes 8,275 shares held by his wife; 225 shares held by, or in custody for, his son; 75 shares held by, or in custody for, his stepson; and 1,768 exercisable stock options.
[8]	Includes 2,396 shares held by his wife; 1,064 shares held by, or in custody for, his sons; and 16,668 exercisable stock options.
[9]	Includes 526 shares held by her husband.
[10]	Includes 16,719 shares held in trust for which Dr. Hutchinson is the trustee and beneficiary; and 1,101 exercisable stock options.
[11]	Includes 675 shares held in trust for which Mr. Lasier is the trustee and beneficiary; 6,750 shares held by his wife; and 1,101 exercisable stock options.
[12]	Includes 364 shares held by his wife; 201 shares held by his son; and 1,101 exercisable stock options.

Board of Directors’ Meetings and Committees

The Board of Directors held 7 meetings during 2001. The Board of Directors has an Executive Committee and an Audit Committee and the Board as a whole operates as a committee to nominate directors. Each director of the Company attended at least 75% of the meetings of the Board of Directors and the Committees on which he served, except for Don S. Browning and Stephen W. Samet who each attended 71%.

The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors of the Company in the interim between meetings of the Board. Directors Thomas R. Lasier, Don S. Browning, Tony J. Sorcic and Stephen W. Samet are members of the Executive Committee. The Committee did not meet in 2001.

The Audit Committee has the responsibility for reviewing the scope of internal and external audit procedures, reviewing the results of internal and external audits conducted with respect to the Company and Citizens Bank, and periodically reporting such results to the Board of Directors. Directors Don S. Browning, Stephen W. Samet and Craig O. Wesner are members of the Audit Committee. The Committee met 10 times during 2001.

The Board of Directors of Citizens Bank held 24 meetings during 2001. The Board of Directors of Citizens Bank has Auditing & Accounting, Trust Auditing & Accounting, Loan, Trust & Farm Management, Marketing & Sales Management, CRA & Compliance, Personnel Policy & Salary, Executive, and Funds Management Committees. The Committees collectively held a total of 55 meetings during 2001. Each director of the Company attended at least 75% of the meetings of the Board of Directors and the Committees on which he served, except Thomas R. Lasier and Stephen W. Samet who attended 73% and 71%, respectively, of the meetings.

Compensation of Directors

Each director of the Company who is not also an employee of the Company or an employee or director of Citizens Bank received a $250 fee for each Board meeting attended and a $1,000 retainer. Each director of the Company who is also a director of Citizens Bank and who is not an employee of the Company or Citizens Bank received a $100 fee for each Board meeting of the Company attended in 2001. Each director of the Company, other than Ms. Covert and Messrs. Ernat, Janko, and Pietsch, is also a director of Citizens Bank. In addition, in 2001, each non-employee director of the Company was awarded a grant of 1,500 stock options under the Princeton National Bancorp, Inc. Stock Option Plan. The options vest over three years at a rate of 1/3 per year, have an exercise price of $16.21, and expire on December 31, 2011.

During 2001, each director of Citizens Bank who is not also an employee was paid a retainer ($12,000 per annum) plus a fee for each Board and committee meeting attended. Each director of Citizens Bank who is not also an employee, other than the Chairman of the Board, received a $50 fee for each Citizens Bank Board meeting and committee meeting attended in 2001. The Chairman of the Board of Citizens Bank received a $100 fee for each meeting of the Board attended in 2001.

EXECUTIVE COMPENSATION

Summary

The following table summarizes compensation for services to the Company and Citizens Bank for the years ended December 31, 2001, 2000, and 1999 paid to or earned by the Chief Executive Officer of the Company and the other executive officer of the Company whose salary and bonus exceeded $100,000 for the year ended December 31, 2001.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation
		Salary($)	Bonus($)	Awards	All Other Compensation($)[1]
Securities Underlying Options(#)
Tony J. Sorcic President and Chief Executive Officer	2001 2000 1999	230,000 211,172 204,348	39,100 31,676 0	16,000 16,000 8,000	12,675 21,227 11,211
James B. Miller Executive Vice President	2001 2000 1999	127,828 121,638 113,638	23,923 18,673 0	3,000 2,200 800	10,515 15,500 8,048

[1]	The compensation reported represents Company matching contributions to the Company 401(k) Plan and Company contributions to the Profit Sharing Plan.

The following tables present information about stock options granted to executive officers in 2001 and information about options held by such officers as of December 31, 2001.

Individual Grants(1)
Name	Number of Options Granted(2)	% of Total Options Granted to Employees	FMV at Grant Date	Exercise Price (Per Share)	Expiration Date
Tony J. Sorcic	16,000	43%	$16.21	$16.21	12/31/2011
James B. Miller	3,000	8%	$16.21	$16.21	12/31/2011

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (10 Years)(3)
	5%		10%
Name	Potential Price Per Share at Expiration	Aggregate Potential Realizable Value	Potential Price Per Share at Expiration	Aggregate Potential Realizable Value
Tony J. Sorcic	$26.40	$163,040	$42.04	$413,280
James B. Miller	$26.40	$ 30,500	$42.04	$ 77,490

(1)	Options become exercisable over three years at the rate of one-third per year, commencing one year after the date of grant, subject to acceleration in the event of a change in control of the Company.
(2)	Options were granted pursuant to a Stock Option Agreement between the Company and Messrs. Sorcic and Miller. For more information, see “Compensation Committee Report”.
(3)
Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise. These amounts reflect certain assumed rates of appreciation set forth in the Securities and Exchange Commission’s executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall market conditions.

Option Exercises and Fiscal Year-End Values for the Year Ended December 31, 2001
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY–End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY–End ($) Exercisable/Unexercisable[1]
Tony J. Sorcic	0	0	16,668/29,332	$49,553/$58,827
James B. Miller	0	0	1,768/4,732	$ 5,815/$7,595

(1)	The closing price of the Common Stock on December 31, 2001 was $16.21.

Employment Agreements

Mr. Sorcic has an employment agreement with the Company, effective October 23, 2000, which provides for his full-time employment in his present capacity at a base compensation of $211,172 per year, or such increased amount as the Board of Directors of Citizens Bank may determine, plus fringe and health and welfare benefits. His term of employment is continuously extended so as to have a remaining term of two years, unless terminated sooner as a result of good cause or for good reason (each as defined in the Agreement).

Upon certain changes in control of the Company or Citizens Bank, Mr. Sorcic would be entitled to receive a lump sum payment equal to the greater of his monthly salary times twenty-four or the balance of the term under the Agreement (the “Severance Period”). Mr. Sorcic also would be entitled to receive all benefits accrued under any incentive and retirement plan of the Company and, during the Severance Period, he and his dependents would continue to be covered by all welfare plans of the Company.

Mr. Miller has an employment agreement with the Company, effective January 8, 2001, which provides for his full-time employment in his present capacity at a base compensation of $124,488 per year, or such increased amount as the Board of Directors of Citizens Bank may determine, plus fringe and health and welfare benefits. His term of employment is continuously extended so as to have a remaining term of fifteen months, unless terminated sooner as a result of good cause or for good reason (each as defined in the Agreement).

Upon certain changes in control of the Company or Citizens Bank, Mr. Miller would be entitled to receive a lump sum payment equal to the greater of his monthly salary times fifteen or the balance of the term under the agreement (the “Severance Period”). Mr. Miller also would be entitled to receive all benefits accrued under any incentive and retirement plan of the Company and, during the Severance Period, he and his dependents would continue to be covered by all welfare plans of the Company.

Compensation Committee Report

The Company does not have a Compensation Committee of the Board of Directors. During 2001, the Board of Directors established the compensation procedures and policies and determined the compensation of the President and Chief Executive Officer of the Company. The Chief Executive Officer of the Company is also the President of Citizens Bank and, as a result, he receives compensation only from Citizens Bank for services to the Company and Citizens Bank. During 2001, the Directors’ Personnel Policy and Salary Committee of Citizens Bank (the “Committee”) established the compensation procedures and policies for Citizens Bank and determined the compensation of all of the executive officers of Citizens Bank. Messrs. Thomas R. Lasier, Stephen W. Samet, Craig O. Wesner and Tony J. Sorcic were members of the Committee during 2001. All decisions by the Committee are reviewed and approved by the Board of Directors of Citizens Bank.

The compensation philosophy and objectives of the Company and Citizens Bank include attracting and retaining the best possible executive talent, motivating executive officers to achieve the performance objectives of the Company and Citizens Bank, rewarding individual performance and contributions, and linking executive and shareholder interests.

Annual executive compensation consists of two components: base salary and incentive, each of which is intended to complement the other and, taken together, to satisfy the compensation objectives of the Company and Citizens Bank. The Committee annually considers the job performance of the officers and the average salaries as published by the Illinois Bankers Association and the

Bank Administrative Institute of all of those persons holding comparable positions at comparably-sized bank holding companies and banks, as the case may be, in determining each officer’s base salary. The base salaries of the officers are targeted at the average base salary levels of the comparative compensation group. The banks included in the Illinois Bankers Association and Bank Administrative Institute publications are not the same as the banks quoted in The Nasdaq Stock Market.

Variable compensation is awarded to the President and Chief Executive Officer of the Company and the executive officers of Citizens Bank, based upon the performance of the Company and achievement of key measures established and approved by the Directors’ Personnel Policy & Salary Committee. The achievements accomplished determine the percentage to be paid as an incentive.

The long-term incentive utilized is the Princeton National Bancorp, Inc. Stock Option Plan. Eligible participants include all directors and employees of the Company, including the Chief Executive Officer and all executive officers of the Company. The Plan was approved by the shareholders of the Company in 1998. With respect to options granted in 1999, 2000, and 2001, each option period is for ten (10) years and granted options become vested over a three-year period. The number of shares covered by unexercised options held by the executive officers are shown in the table above titled “Option Exercises and Fiscal Year–End Values for the Year Ended December 31, 2001”. In the opinion of the Committee and the Board of Directors, the Plan promotes the alignment of Management and shareholder interests and will result in executive officers of the Company being sufficient shareholders to encourage long-term performance and Company growth.

This report is submitted on behalf of the Board of Directors of the Company: Don S. Browning, Gary C. Bruce, Sharon L. Covert, John R. Ernat, Donald E. Grubb, Mark Janko, Thomas M. Longman, Dr. Harold C. Hutchinson, Jr., Thomas R. Lasier, James B. Miller, Ervin I. Pietsch, Stephen W. Samet, Tony J. Sorcic and Craig O. Wesner.

COMMON STOCK PRICE PERFORMANCE GRAPH

The following Common Stock price performance graph compares the monthly change in the Company’s cumulative total shareholder returns on its Common Stock, assuming the Common Stock was purchased on December 31, 1996 and sold on December 31, 2001, with the cumulative total return of stocks included in the S & P 500, the SNL Midwest Bank Stock Index, and financial stocks traded on The Nasdaq Stock Market for the same period. The amounts shown assume the reinvestment of dividends.

[PERFORMANCE GRAPH]

	Period Ending
Index	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Princeton National Bancorp, Inc.	100.00	144.34	136.07	94.68	105.50	149.25
S&P 500	100.00	133.37	171.44	207.52	188.62	166.22
SNL Midwest Bank Index	100.00	162.14	172.46	135.50	164.09	167.69

*Source:    CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002. Used with permission. All rights reserved. crsp.com.
SNL Financial LC
©2002

The Company’s Common Stock began trading on The Nasdaq Stock Market under the symbol PNBC on May 8, 1992.On December 31, 2001 and February 22, 2002, the Record Date, the bid prices for the Common Stock as quoted on Nasdaq Online were $16.21 and $16.80, respectively.

AUDIT COMMITTEE REPORT

        The Company’s Audit Committee is comprised of three directors (Messrs. Browning, Samet, and Wesner). Each of the members of the Audit Committee is independent under the definition contained in Rule 4200(a)(15) of the NASD’s listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as an appendix to the Company’s 2001 Proxy Statement.

        In connection with the audited consolidated financial statements contained in the Company’s 2001 Annual Report on Form 10-K for the fiscal year ended December 31, 2001, the Audit Committee reviewed and discussed the audited financial statements with Management and KPMG LLP. The Audit Committee discussed with KPMG LLP the matters required to be discussed by the Statement on Accounting Standards No. 61 (SAS 61) (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence.

        Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

THE AUDIT COMMITTEE
Stephen W. Samet	Craig O. Wesner	Don S. Browning

AUDIT FEES.    KPMG LLP has billed a total amount of $95,700 for professional services rendered for the audit of the Company’s annual financial statements as of December 31, 2001, and the reviews of the financial statements included in the Company’s Forms 10-Q for the 2001 fiscal year.

ALL OTHER FEES.    KPMG LLP has billed a total amount of $23,800 for other audit-related services rendered in connection with other matters, as requested by the Company.

The Audit Committee of the Board of Directors of the Company considers that the provision of the services referenced above to the Company is compatible with maintaining independence of KPMG LLP.

CERTAIN TRANSACTIONS

Several of the Company’s directors and their affiliates, including corporations and firms of which they are officers or in which they or members of their families have an ownership interest, are customers of Citizens Bank. These persons, corporations and firms have had transactions in the ordinary course of business with Citizens Bank, including borrowings of material amounts, all of which, in the opinion of Management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. It is the policy of Citizens Bank not to extend credit to executive officers thereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon its review of Forms 3, 4 and 5 and any amendment thereto furnished to the Company pursuant to Rule 16a–3(e) of the Securities Exchange Act of 1934, as amended, and written representations from the directors and executive officers that no other reports were required, the Company is not aware of any director, officer or beneficial holder of 10% of its Common Stock that failed to file any such reports on a timely basis during 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 22, 2002, the only persons or groups who are known to the Company to be the beneficial owners of more than 5% of the Common Stock were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Tontine Management, LLC 200 Park Avenue, Suite 3900 New York, NY 10166	170,650	5.16%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	239,300	7.24%
James H. Wilson, M.D. 910 Sherwood Glen Princeton, IL 61356	166,700	5.04%

2003 ANNUAL MEETING

Any shareholder who intends to present a proposal (a “Proponent”) at the 2003 Annual Meeting of Shareholders must submit the proposal in writing to the Company on or before November 7, 2002, in order for the proposal to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. In addition, pursuant to Rule 14a-4 of Regulation 14A under the Securities Exchange Act of 1934 and the Company’s Bylaws, a shareholder must follow certain procedures to nominate persons for Director or to introduce an item of business at an Annual Meeting of Shareholders. The nomination or proposed item must be delivered to or mailed to and received no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting. The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the following procedures.

Proposed Item of Business

If the notice is regarding a proposed item of business, such shareholder’s notice to the Secretary of the Company must contain the following information:

As to any business the shareholder proposes to bring before the annual meeting,

•	a brief description of the business desired to be brought;
•	the reasons for conducting such business at the annual meeting;
•	any material interest in such business of the shareholder; and the beneficial owner, if any, on whose behalf the proposal is made;
•	the name and address of both the shareholder and the beneficial owner; and
•	the class and number of shares of the Company’s capital stock that are owned beneficially and of record by the shareholder and the beneficial owner.

Nomination of Director

If the notice is regarding the nomination of a person for Director, such shareholder’s notice to the Secretary of the Company must contain the following information:

As to each person whom the shareholder proposes to nominate for election as a director,

•	name, age, business address and residential address;
•	principal occupation or employment;
•	class and number of shares of Company stock beneficially owned on the date of the notice; and
•	any other information relating to the nominee that would be required to be disclosed on Schedule 13D under the Securities and Exchange Act of 1934.

As to the shareholder giving the notice,

•	name and address of shareholder, and name, business and residential address of any other beneficial shareholders known by the shareholder to support the nominee; and
•
class and number of shares of Company stock owned by the shareholder on the date of the notice, and the number of shares beneficially owned by other record or beneficial shareholders known by the shareholder to be supporting the nominee.

OTHER MATTERS

Management of the Company does not intend to present any other matters for action at the annual meeting, and the Management has not been informed that other persons intend to present any other matters for action at the meeting. However, if any other matters should properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the Management of the Company.

By	Order of the Board of Directors,

/s/	Lou Ann Birkey

Lo	u Ann Birkey
Vice President – Investor Relations and Corporate Secretary

March 7, 2002

[LOGO OF PRINCETON NATIONAL BANCORP, INC.]

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS
April 9, 2002
- Please vote, sign, and return immediately -

The undersigned hereby appoints Messrs. Lawrence DeVore, Roger Swan and John Isaacson, or any of them, as the attorneys and proxies of the undersigned, with full power of substitution, to represent and vote all shares of common stock of Princeton National Bancorp, Inc. (the “Company”), standing in the name of the undersigned at the close of business on February 22, 2002, at the Annual Meeting of Shareholders of the Company to be held at The Galleria, 1659 North Main Street, Princeton, Illinois, at 10:00 a.m., on Tuesday, April 9, 2002 or at any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present, on all matters coming before said meeting, as follows:

(1)	Election of directors

☐ I/We vote FOR all nominees listed below (other than any nominee whose name has been lined out)	☐ I/We WITHHOLD AUTHORITY to vote for all nominees listed below

CLASS I (2005)

Craig O. Wesner
Don S. Browning
Donald E. Grubb
Ervin I. Pietsch

YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE ABOVE-NAMED NOMINEES BY LINING OUT THAT NOMINEE’S NAME.

(2)	In their discretion, upon such other matters as may properly come before the Annual Meeting.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the nominees listed above.

Please vote, date and sign this proxy and return it in the enclosed envelope. When signing as an executor, administrator, trustee, guardian, custodian, corporate officer or in any capacity other than individually, give your full title as such. If stock is held jointly, each joint owner should sign this proxy.

Da	te:

(Shareholder’s Signature)

(Shareholder’s Signature)

The signer hereby revokes all proxies previously given, if any, by the signer to vote at the meeting or any adjournment of the meeting.